SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant To Section 14(a) Of
                    The Securities Exchange Act Of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Section 240.14a-12

                         ICN Pharmaceuticals, Inc.
          --------------------------------------------------------
              (Name of Registrant as Specified in its Charter)

                                    N/A
          --------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
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     (2) Aggregate number of securities to which transaction applies:
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     (4) Proposed maximum aggregate value of transaction:
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     (5) Total fee paid:
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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
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     (2) Form, Schedule or Registration Statement No.:
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     (3) Filing Party:
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     (4) Date Filed:
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The following is the text of an advertisement prepared by ICN
Pharmaceuticals, Inc. and appearing in the Wall Street Journal and Orange County Register on May 1, 2001:

This is ICN Management:
Restructuring for Shareholder Value

[GRAPHIC OMITTED - PHOTO OF DNA DOUBLE HELIX]
RIBAPHARM

[GRAPHIC OMITTED - PHOTO OF SURGERY]
ICN AMERICAS

[GRAPHIC OMITTED - PHOTO OF SCIENTIST]
ICN INTERNATIONAL

Financial Growth

(1,3) Revenues (BAR GRAPH)

Compounded Growth 24%
6 Years of Record Revenues

1995           $273M
1996           $347M
1997           $527M
1998           $696M
1999           $747M
2000           $800M

(3) Dividends (BAR GRAPH)

Compounded Growth 9%

1995           $0.19
1996           $0.20
1997           $0.21
1998           $0.24
1999           $0.28
2000           $0.29

(1,3) Operating Income (BAR GRAPH)

Compounded Growth 31%

1995            $47M
1996            $43M
1997            $65M
1998       $121M (2)
1999           $199M
2000           $184M

1    Excludes Yugoslavia.

2 Excludes Eastern European charges, including losses incurred in Yugoslavia in the second quarter of 1998, losses incurred in the third quarter of 1998, related to the Russian economic crisis, and the write-off of ICN Yugoslavia.

3    Charts not to scale.

Proven Leadership

     o    Three separate growth businesses...

     o    Increased transparency...

     o    Greater investor focus...

o BIOTECHNOLOGY: Ribapharm SEC registration statement filed to create one of the largest publicly held biotech entities

o    INTERNATIONAL:

       --   Western, Eastern Europe, Asia, Africa and Australia

       --   Up to 40% to be sold in ICN International offerings

       --   Draft circulars filed March 2001

       --   Listing in Budapest and London

o    AMERICAS:  Focused on dermatology and product acquisition

o IMPROVED BALANCE SHEET: ICN repurchased $97 million in public debt to facilitate restructuring

o    INDEPENDENT, EXPERIENCED AND DISTINQUISED LEADERS ADDED TO BOARD:

       --   The Right Honorable Kim Campbell, former Prime Minister of Canada

       --   Dr. Ray Irani, Chief Executive Officer of Occidential Petroleum

       -- Proposed: Charles T. Manatt, partner in law firm Manatt, Phelps, Phillips; former U.S. Ambassador, Dominican Republic

ICN stockholders are strongly advised to read the proxy statement relating to ICN's 2001 annual meeting of stockholders when it becomes available, as it will contain important information. Stockholders will be able to obtain this proxy statement, any amendments to the proxy statement and other documents filed by ICN with the Securities and Exchange Commission without charge at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. In addition, ICN will mail the proxy statement to each stockholder of record on the record date to be established for the stockholders meeting. ICN will also make additional copies of the proxy statement and any amendments to the proxy statement available without charge to ICN's stockholders. Please direct your request for the proxy statement to Investor Relations, ICN Pharmaceuticals, Inc., 3300 Hyland Avenue, Costa Mesa, California 92626, telephone (714) 545-0100, extension 3104.

ICN, its executive officers and directors may be deemed to be participants in the solicitation of proxies for ICN's 2001 annual meeting of stockholders. Information regarding these participants is contained in the
Schedule 14A filed by ICN with the Securities and Exchange Commission on April 19, 2001.

Any securities of ICN International offered will not be and have not been registered under the U.S. Securities Act of 1933, as amended, and may not be offered or sold in the United States, absent registration or an applicable exemption from registration requirements.

When available, copies of the preliminary prospectus relating to the offering of shares of Class A Common Stock of Ribapharm Inc. may be obtained from the offices of UBS Warburg LLC, 299 Park Avenue, New York, New York 10171 (212) 821-3000.

A registration statement relating to the shares of Class A common stock of Ribapharm Inc. has been filed with the U.S. Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

ICN Pharmaceuticals, Inc.
3300 Hyland Avenue, Costa Mesa, CA  92626
TEL: 800-548-5100 x2403, www.icnpharm.com

[Logo of ICN Pharmaceuticals, Inc.]